UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 20, 2006

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7476	63-0591257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AMSOUTH CENTER

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 320-7151

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2006 Long Term Incentive Compensation Plan

At the annual meeting of shareholders of AmSouth Bancorporation (the “Company”) on April 20, 2006, the shareholders approved the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (the “LTICP”). The LTICP was previously approved by the Board of Directors of the Company, subject to shareholder approval. The LTICP replaces the 1996 AmSouth Bancorporation Long Term Incentive Compensation Plan under which authority to grant awards expired on April 18, 2006. The LTICP will be administered by the Human Resources Committee of the Board of Directors. Any key officer or employee of the Company (or of a corporation in which the Company or a subsidiary owns more than 50% of the voting stock), approximately 1,200 persons, are eligible to participate in the LTICP. Key employees who are members of the Board of Directors are eligible to participate but non-employee directors of the Company are not. The number of shares of the Company’s common stock, par value $1.00 per share, authorized for issuance through the LTICP is 23,000,000 shares, subject to adjustments for stock splits and other capital changes.

The above description of the LTICP does not purport to be complete and is qualified in its entirety by reference to the plan document included as Appendix C to the Company’s Proxy Statement dated March 10, 2006 and filed with the Securities and Exchange Commission on March 16, 2006 and which Appendix C is incorporated herein by reference.

Indemnification Agreements

On April 20, 2006, the Board of Directors of the Company approved a form of indemnification agreement to be entered into by the Company with its directors. On April 20, 2006, the Company entered into separate indemnification agreements with the following directors: David J. Cooper, Sr., Earnest W. Deavenport, Jr., Don DeFosset, Martha R. Ingram, Ronald L. Kuehn, Jr., James R. Malone, Charles D. McCrary, Claude B. Nielsen and C. Dowd Ritter. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors of the Company.

In general, the indemnification agreements provide that the Company will, to the extent permitted by applicable law, indemnify each indemnitee against all costs, expenses, judgments, fines, penalties and other amounts actually and reasonably incurred in connection with the defense or settlement of any criminal, civil, administrative or investigative action brought against the indemnitee or in which he or she otherwise becomes involved by reason of his or her relationship with the Company. The agreements provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by Delaware law.

2

The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Bylaws of the Company, or the Delaware General Corporation Law.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of the indemnification agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On April 20, 2006, the Board of Directors of the Company approved the repurchase of up to 25 million shares of the Company’s outstanding common stock. The shares may be repurchased in the open market or in negotiated transactions. The reacquired shares may be held as treasury shares and reissued for various corporate purposes, including employee benefit programs. The Company has been repurchasing shares based on a 25 million share authorization approved in April 2003. As of March 31, 2006, there were approximately 4 million shares remaining available for purchase under that authorization.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan, filed as Appendix C to the Company’s Proxy Statement dated March 10, 2006 and filed with the Securities and Exchange Commission on March 16, 2006, which Appendix C is incorporated herein by reference.

10.2	Form of Indemnification Agreement for Directors, as adopted on April 20, 2006.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH BANCORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: April 20, 2006

4